LOAN AGREEMENT



                  THIS LOAN AGREEMENT dated as of July 24, 1998 (this "Agreement") is between FIRSTCITY COMMERCIAL CORPORATION, a Texas corporation (the "Company") and CFSC CAPITAL CORP. XXX, a Delaware corporation (the "Lender").

                  The Company has requested and the Lender has agreed to provide the Company with a loan to the Company in the principal amount of $15,000,000.00.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Company and the Lender agree as follows:


                                    ARTICLE I



                  DEFINITIONS; ACCOUNTING TERMS; INTERPRETATION



                  SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person, and any other Person in which such Person's direct or indirect equity interest is 10% or more of the total outstanding equity interests of such Person.




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                  "Agreement" has the meaning specified in the introduction to this Agreement.

                  "Assignment and Acceptance" has the meaning specified in
Section 9.10 (c).

                  "Bankruptcy Code" has the meaning specified in Section
8.01(f).

                  "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Minnesota) on which banks are open for business in Minnetonka, Minnesota.

                  "Capitalized Lease Obligations" means all lease or rental obligations which, pursuant to GAAP, are capitalized for balance sheet purposes.

                  "Change of Control" means any of (i) the failure of the former shareholders of J-Hawk Corporation (predecessor in interest to the Company) to hold at least twenty percent (20%) of the outstanding voting capital stock of the Company, (ii) the failure of any one of James R. Hawkins, James T. Sartain, Rick Hagelstein, Matt Landry or David W. MacLennan (or anyone approved by the Lender in writing in lieu of any of the above Persons) to be a member of the Board of Directors of the Company at any time, (iii) all or substantially all of the assets of the Company are sold in a single transaction or series of related transactions to any Persons or (iv) the Company merges or consolidates with or into any other Person.

                  "Closing Date" means July __, 1998.

                  "Code" means Internal Revenue Code of 1986 and the regulations promulgated thereunder.


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                  "Collateral" shall have the meaning set forth in the Security
Documents.

                  "Company" has the meaning specified in the introduction to this Agreement.

                  "Default" means the occurrence of any event which with the giving of notice or the passage of time or both could become an Event of Default.

                  "Default Rate" means the lesser of (i) the Highest Lawful Rate and (ii) the Prime Rate plus ten percent (10%) per annum.

                  "Delinquent Fee" has the meaning specified in Section 3.01(a).

                  "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or any successor organization, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the Organization for Economic Cooperation and Development or any successor organization; (c) the central bank of any country which is a member of the Organization for Economic Cooperation and Development or any successor organization; and (d) any other bank or similar financial institution approved by the Lender.

                  "Environmental Laws" means federal, state or local laws, rules or regulations, and any judicial, arbitral or administrative interpretations thereof, including any judicial, arbitral or administrative order, judgment, permit, approval, decision or determination pertaining to conservation or


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protection of the environment in effect at the time in question, including the
Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Federal Water Pollution Control Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Superfund Amendment and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, and comparable state and local laws, and other environmental conservation and protection laws.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.

                  "ERISA Affiliate" means (a) any trade or business (whether or not incorporated) which is either a member of the same "controlled group" or under "common control," within the meaning of Section 414 of the Code and the regulations thereunder, with the Company and (b) any Subsidiary of the Company.

                  "Event of Default" has the meaning specified in Section 8.01.

                  "Fannie Mae Mortgage Selling and Servicing Agreement" means that certain Agreement dated 7/27/95 by and between Harbor Financial Mortgage Corporation and Federal National Mortgage Association.

                  "Fees" means all amounts payable pursuant to Section 3.01.

                  "Financials" has the meaning specified in Section 5.07.

                  "GAAP" means generally accepted accounting principles as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and such other Persons who shall be approved by a significant segment of the accounting profession and concurred in by the independent certified public accountants certifying any audited financial statements of the Company.


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                  "Guaranty Agreement" means that certain Guaranty dated of even date herewith from FirstCity Financial Corporation in favor of the Lender.

                  "Guarantor" means FirstCity Financial Corporation.

                    "Hazardous Materials" means (a) hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, or in any applicable federal, state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable federal, state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "Highest Lawful Rate" means the maximum nonusurious rate of interest that, under applicable law, may be contracted for, taken, reserved, charged or received by the Lender on the Loans or under the Loan Documents at any time or from time to time. If the maximum rate of interest which, under applicable law, the Lender is permitted to charge the Company on the Loans shall change after the date hereof, to the extent permitted by applicable law, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Company or any other Person.

                  "Indebtedness" means all amounts payable to Lender by Company under the Loan Documents, whether existing or subsequently accruing including without limitation the principal amount of the Loan, interest, fees, costs, and other charges payable hereunder.

                  "Interest Period" means, (a) initially, the period commencing on the Closing Date and ending on the last day of the current calendar month and


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(b) thereafter, each succeeding monthly period commencing on the first (1st) day of the following calendar month; provided that any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

                  "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of the assets, stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person, including any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest.

                  "Lien" means, when used with respect to any Person, any mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of its property or assets, whether now owned or hereafter acquired, or any lease intended as security, any capital lease in the nature of the foregoing, any conditional sale agreement or other title retention agreement, in each case, for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                  "Loan"  has the meaning specified in Section 2.01.

                  "Loan Documents" means this Agreement and the other documents described in Article IV hereof.

                  "Margin" means seven percent (7%) per annum.

                  "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) a material adverse effect equal to or greater than the lesser of (a) the value of five percent (5%) of the outstanding common stock of the Company and (b) $2,000,000.00.


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                  "Maturity Date" means October 30, 1998, unless accelerated pursuant to Section 8.02.

                  "Mortgage Loans" shall have the meaning set forth in the Purchase and Sale Agreement.



                  Multiemployer Plan" means any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

                  "Note" has the meaning specified in Section 2.02.

                  "Notice of Default" has the meaning specified in Section 8.02.

                  "Obligations" means all the obligations of the Company now or hereafter existing under the Loan Documents, whether for principal, interest, Fees, expenses, indemnification or otherwise.

                  "Payment Date" means the first (1st) day of each month and the Maturity Date.

                  "Payment Office" means the office of the Lender located at 6000 Clearwater Drive, Minnetonka, Minnesota, 55343, or such other office as the Lender may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign or domestic state or political subdivision thereof or any agency of such state or subdivision.


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

                  "Plan" means any employee pension benefit plan (as defined in Section 3(2) of ERISA), subject to Title IV of ERISA or Section 412 of the Code, other than a Multiemployer Plan, with respect to which the Company or an ERISA Affiliate contributes or has an obligation or liability to contribute, including any such plan that may have been terminated.

                  "Prime Rate" means the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

                  "Purchase and Sale Agreement" means that certain Servicing Income Purchase and Sale Agreement dated July 24, 1998 by and between Harbor Financial Mortgage Corporation and Firstcity Commercial Corporation.



                  Regulation U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles).

                  "Reportable Event" means an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                  "Requirements of Environmental Laws" means, as to any Person, the requirements of any applicable Environmental Law relating to or affecting such Person or the condition or operation of such Person's business or its properties, both real and personal.

                  "Responsible Officer" means, with respect to the Company, the chairman of the board of directors, president or any executive or senior vice president.


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                  "Security Documents" means (a) that certain Security Agreement dated as of even date herewith and executed by the Company granting the Lender a first priority security interest in the Collateral, (b) any and all other security agreements, pledge agreements, mortgages, assignments, UCC financing statements, registrations of pledge and other similar documents executed by the Company and securing the obligations.

                  "Servicing Rights" shall have the meaning set forth in the Purchase and Sale Agreement.



                  Tangible Net Worth" means: (a) total assets minus (b) the sum of (i) all liabilities and (ii) all intangible assets, including, without limitation, goodwill, patents, trademarks and similar items.

                  "Unfunded Current Liability" means, with respect to any Plan, the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent Plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                  SECTION 1.03. Accounting Terms. All accounting terms not defined herein shall be construed in accordance with GAAP, as applicable, and all calculations required to be made hereunder and all financial information required to be provided hereunder shall be done or prepared in accordance with GAAP.


                                   ARTICLE II



                                    THE LOAN



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                  SECTION 2.01. The Loan. Subject to the terms and conditions hereof, the Lender shall make, and Company shall accept, the Loan in a principal amount not to exceed Fifteen Million Dollars ($15,000,000).

                  SECTION 2.02. The Note. The Loans shall be evidenced by a note in favor of the Lender (the "Note"), substantially in the form of Exhibit 2.02 hereto.

                  SECTION  2.03.  Intentionally omitted.

                  SECTION  2.04.  Intentionally omitted.

                  SECTION  2.05.  Intentionally omitted.

                  SECTION 2.06. Voluntary Prepayments. The Company shall have the right to voluntarily prepay the Loan in whole or in part at any time on the following terms and conditions: (a) the Company pays to the Lender all sums necessary to compensate the Lender for all costs and expenses resulting from such prepayment, as reasonably determined by the Lender, including, but not limited to, those costs described in Sections 2.12, and 2.13 hereof; (b) each partial prepayment shall be in an initial aggregate principal amount of $500,000.00 and integral multiples thereof; and (c) each prepayment pursuant to this Section shall be applied first, to the payment of accrued and unpaid interest, and then, to the outstanding principal of the Loan.

                  SECTION 2.07. Mandatory Repayments. (a) The outstanding principal balance of the Loan together with all other Indebtedness shall be repaid on or before the Maturity Date.

                  (b) All accrued but unpaid interest on the Note shall be due and payable on each Payment Date except that interest payable at the Default Rate shall be payable from time to time daily and on demand.

                  (c) On each Payment Date all cash flow from the Collateral will be deposited directly into an account designated by Lender and applied to repayment of the Note as follows:



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                    (i) first, to the payment of all accrued and unpaid interest which is then due and payable under the Note;

                    (ii) second, to the payment to Lender of any late charges, Fees, and expenses payable to Lender under the Loan Documents; and

                    (iii) third, to the Lender to reduce the outstanding principal balance of the Loan.

                  (d) In the event that monthly cash flow from the Collateral is insufficient to make the then current interest payment, the Company shall be required to make such payment directly to the Lender.

                  (e) Upon the sale of the Collateral, in whole or in part, all outstanding principal and interest, together with all other Indebtedness shall be immediately due and payable.

                  SECTION 2.08. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement due from the Company shall be made to the Lender not later than 11:00 a.m. (Minnetonka, Minnesota time) on the date when due and shall be made in lawful money of the United States in immediately available funds at the Payment Office.

                  SECTION 2.09. Interest. (a) Subject to Section 9.08, the Company agrees to pay interest on the total outstanding principal balance of the Loan from the Closing Date to maturity (whether by acceleration or otherwise) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) which shall, during each Interest Period applicable thereto, be equal to the lesser of (i) the Highest Lawful Rate and (ii) the applicable Prime Rate for such Interest Period plus the Margin.

                  (b) Subject to Section 9.08, overdue principal and, to the extent permitted by law, overdue interest in respect of the Loan and all other


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overdue amounts owing hereunder shall bear interest for each day that such amounts are overdue at a rate per annum equal to the Default Rate.

                  SECTION  2.10.  Intentionally omitted.

                  SECTION  2.11. Intentionally omitted.

                  SECTION 2.12. Increased Costs or Taxes. If the application or effectiveness of any applicable law or regulation (i) shall change the basis of taxation of payments to the Lender of the principal of or interest on the Loan made by the Lender or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income of the Lender or franchise taxes imposed upon it by the jurisdiction in which the Lender has an office), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender or (iii) shall impose on the Lender any other condition affecting this Agreement or this Loan, and the result of any of the foregoing shall be to increase the cost to the Lender of maintaining the Loan or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by the Lender to be material, then the Company shall pay to the Lender such additional amount as will compensate it for such increase or reduction upon demand. The Lender shall not be entitled to make a demand for and the Borrower shall not be liable for payment of any amount under the terms of this Section
2.12 following the termination of the Obligations hereunder.

                  SECTION  2.13.  Intentionally omitted.


                                   ARTICLE III



                                      FEES


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                  SECTION 3.01. Fees. The Company agrees to pay to the Lender a delinquency fee (the "Delinquency Fee") of $150,000.00. The Delinquency Fee shall be due and payable on the Maturity Date if the Loan is not paid in full on or before that date.


                                   ARTICLE IV



                              CONDITIONS PRECEDENT



                  SECTION 4.01. Conditions Precedent to the Loan. The obligation of the Lender to make the Loan to the Company is subject to the condition that the Lender shall have received the following:

                  (a)      this Agreement executed by the Company;

                  (b) the Note executed by the Company and payable to the order of the Lender ;

                  (c)      the Security Documents executed by the Company;

                  (d) the Guaranty Agreement executed by FirstCity Financial Corporation;

                  (e) a certificate of an officer and of the secretary or an assistant secretary of the Company certifying, inter alia, (i) true and complete copies of each of the articles or certificate of incorporation, as amended and in effect of the Company and the Guarantor, the bylaws, as amended and in effect, of the Company and the Guarantor and the resolutions adopted by the Board of Directors of the Company and the Guarantor (A) authorizing the execution, delivery and performance by the Company of this Agreement and the other Loan Documents to which it is or will be a party, (B) approving the forms


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of the Loan Documents to which it is or will be a party and which will be delivered at or prior to the Closing Date and (C) authorizing officers of the Company to execute and deliver the Loan Documents to which it is or will be a party and any related documents, including, any agreement contemplated by this Agreement, (ii) the incumbency and specimen signatures of the officers of the Company and the Guarantor executing any documents on its behalf and (iii) that there has been no change in the businesses or financial condition of the Company or the Guarantor which could have a Material Adverse Effect;

                  (f) favorable, signed opinions addressed to the Lender from counsel to the Company, in form and substance satisfactory to the Lender and its counsel;

                  (g) the payment to the Lender of all reasonable fees and expenses agreed upon by such parties to be paid on the Closing Date; and

                  (h) certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign corporation, as applicable, of the Company and the Guarantor in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualifications and where the failure to so qualify would have a Material Adverse Effect.

                  The acceptance of the benefits of the Loan shall constitute a representation and warranty by the Company to the Lender that all of the conditions specified in this Section above shall have been satisfied or waived as of that time.

                  SECTION 4.02. Additional Conditions Precedent. The obligation of the Lender to make the Loan is subject to the further conditions precedent that on the Closing Date:

                  (a) The conditions precedent set forth in Section 4.01 shall have theretofore been satisfied or waived.

                  (b) The representations and warranties set forth in Article V


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shall be true and correct in all material respects as of, and as if such representations and warranties were made on, the Closing Date, and the Company shall submit a certification to the Lender confirming that such representations and warranties are true and correct.

                  (c) No Material Adverse Effect with respect to the Company or the Guarantor shall have occurred since the delivery of the most recent financials.

                  (d) The Lender shall have received such other approvals, opinions or documents as the Lender may reasonably request.

                  SECTION 4.03. Delivery of Documents. The Note, certificates, legal opinions and other documents and papers referred to in this Article IV, unless otherwise specified, shall be delivered to the Lender and shall be reasonably satisfactory in form and substance to the Lender.


                                    ARTICLE V



                         REPRESENTATIONS AND WARRANTIES



                  In order to induce the Lender to enter into this Agreement and to make the Loan provided for herein, the Company makes, on and as of the Closing Date, the following representations and warranties to the Lender:

                  SECTION 5.01. Organization and Qualification. The Company and the Guarantor (a) are each corporations duly organized, validly existing and in good standing under the laws of the state of their incorporation or organization, (b) each the corporate power to own its property and to carry on its business as now conducted and (c) each is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.


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                  SECTION 5.02. Authorization and Validity. The Company has the
corporate power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents and all such action has been duly authorized by all necessary corporate proceedings on its part. The Loan Documents have been duly and validly executed and delivered by the Company and constitute a valid and legally binding agreement the Company enforceable in accordance with the respective terms thereof, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity regardless of whether such enforceability is a proceeding in equity or at law.

                  SECTION 5.03. Governmental Consents. No authorization, consent, approval, license or exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary for the valid execution, delivery or performance by the Company of any Loan Document.

                  SECTION 5.04. Conflicting or Adverse Agreements or Restrictions. Neither the Company nor the Guarantor is a party to any contract or agreement or subject to any restriction which would reasonably be expected to have a Material Adverse Effect. All agreements of the Company relating to the lending of money or the issuance of letters of credit by any party are described hereto on Schedule 5.04. Neither the execution nor delivery of the Loan Documents nor compliance with the terms and provisions hereof or thereof will be contrary to the provisions of, or constitute a default under (a) the charter or bylaws of the Company, (b) any applicable law or any applicable regulation, order, writ, injunction or decree of any court or governmental instrumentality or (c) any material agreement to which the Company is a party or by which it is bound or to which it is subject.

                  SECTION 5.05. Title to Assets. The Company has good title to the Collateral and to all material personalty and good and indefeasible title to all material realty as reflected on the Company's books and records as being



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owned by it, except for properties disposed of in the ordinary course of business, subject to no Liens, except those permitted hereunder or set forth on
Schedule 7.04(a). All of such assets have been and are being maintained by the appropriate Person in good working condition in accordance with industry standards.

                  SECTION 5.06. Litigation. No proceedings against or affecting the Company or to Guarantor are pending or, to the knowledge of the Company, threatened before any court or governmental agency or department which involve a reasonable risk of having a Material Adverse Effect except those listed on
Schedule 5.06 hereof.

                  SECTION 5.07. Financial Statements. Prior to the Closing Date, the Company has furnished to the Lender the audited consolidated balance sheet of FirstCity Financial Corporation, income statement and statement of cash flow and balance sheet for FirstCity Commercial Corporation as of March 31, 1998 and all quarterly reports of the Company as are currently available (such audited financials and quarterly reports, the "Financials"). The Financials have been prepared in conformity with GAAP consistently applied (except as otherwise disclosed in such financial statements) throughout the periods involved and present fairly, in all material respects, the financial condition of the Company and any consolidated subsidiaries as of the dates thereof and the results of their operations for the periods then ended. As of the Closing Date, no Material Adverse Effect has occurred in the consolidated financial condition of the Company or the Guarantor since March 31, 1998.

                  SECTION 5.08. Default. Neither the Company nor the Guarantor is in default under any material provisions of any instrument evidencing any indebtedness or of any agreement relating thereto, or in default in any respect under any order, writ, injunction or decree of any court, or in default in any respect under or in violation of any order, injunction or decree of any governmental instrumentality, in such manner as to cause a Material Adverse Effect.

                  SECTION 5.09. Investment Company Act. Neither the Company nor the Guarantor is, or is directly or indirectly controlled by or acting on behalf


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of any Person which is, an "investment company," as such term is defined in the
Investment Company Act of 1940, as amended.

                  SECTION 5.10. Public Utility Holding Company Act. Neither the Company nor the Guarantor is a non-exempt "holding company," or is subject to regulation as such, nor is, to the knowledge of the Company's or Subsidiaries' officers, an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 5.11. ERISA. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, exists or is expected to be incurred with respect to any Plan. No liability to the PBGC (other than required premium payments) has been or is expected by the Company to be incurred with respect to any Plan by the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has incurred any withdrawal liability under Title IV of ERISA with respect to any Multi-Employer Plans.

                  SECTION 5.12. Tax Returns and Payments. Each of the Company and the Guarantor has filed all federal income tax returns and other tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and has paid or deposited or made adequate provision in accordance with GAAP for the payment of all taxes (including estimated taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except for such taxes as are being contested in good faith and by proceedings.

                  SECTION 5.13. Environmental Matters. Each of the Company and the Guarantor (a) possesses all environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under law or otherwise for the Company or the Guarantor to conduct its operations as now being conducted (other than those with respect to which the failure to possess or maintain would not, individually or in the aggregate for the Company or the Guarantor, have a Material Adverse Effect) and (b) each of such licenses, permits, authorizations, registrations, approvals and similar


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rights is valid and subsisting, in full force and effect and enforceable by the
Company or the Guarantor, and each of the Company and the Guarantor is in compliance with all terms, conditions or other provisions of such permits, authorizations, registrations, approvals and similar rights except for such failure or noncompliance that, individually or in the aggregate for the Company or such Guarantor, would not have a Material Adverse Effect. Except as disclosed on Schedule 5.13, neither the Company nor the Guarantor has received any notices of any violation of, noncompliance with, or remedial obligation under, Requirements of Environmental Laws (which violation or non-compliance has not been cured) and there are no writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings, investigations or inquiries pending or, to the knowledge of the Company or the Guarantor, threatened, relating to the ownership, use, condition, maintenance or operation of, or conduct of business related to, any property owned, leased or operated by the Company or the Guarantor or other assets of the Company or the Guarantor, other than those violations, instances of noncompliance, obligations, writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings, investigations or inquiries that, individually or in the aggregate for the Company or the Guarantor, would not have a Material Adverse Effect. Except as disclosed on Schedule 5.13, there are no material obligations, undertakings or liabilities arising out of or relating to Environmental Laws to which the Company or the Guarantor has agreed, assumed or retained, or by which the Company or the Guarantor is adversely affected, by contract or otherwise. Except as disclosed on Schedule 5.13, neither the Company nor the Guarantor has received a written notice or claim to the effect that such Person is or may be liable to any other Person as the result of a Release or threatened Release of a Hazardous Material.

                  SECTION 5.14. Purpose of Loans. (a) The proceeds of the Loan will be used solely to finance operating expenditures and for certain capital investments of the Company made in the ordinary course of its business.

                  (b) None of the proceeds of the Loan will be used directly or indirectly for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock.

                  SECTION 5.15. Franchises and Other Rights. Each of the Company and the Guarantor has all franchises, permits, licenses and other authority as are necessary to enable it to carry on its businesses as now being conducted where the absence of such would have a Material Adverse Effect except those listed on Schedule 5.15 hereof. To the best of its knowledge, the Company is not in default in respect of any of such operating rights.

                  SECTION 5.16. Intentionally omitted.

                  SECTION 5.17. Solvency. After giving effect to the Loan hereunder and all other indebtedness of the Company, the Company has (a) capital sufficient to carry on its businesses and transactions, (b) assets, the fair market value of which exceeds its consolidated liabilities (as reflected on the Financials or on the financial statements most recently delivered to the Lender), and (c) sufficient cash flow to pay its existing debts as they mature.

                  SECTION 5.18. Material Facts. There is no fact which the Company has failed to disclose to the Lender in writing which will have a Material Adverse Effect on or, so far as the Company can now foresee, will have a Material Adverse Effect on the assets, business, prospects, profits or condition (financial or otherwise) of the Company, the ability of the Company to perform its obligations under this Agreement, or the Guarantor. No information, exhibit or report furnished by the Company to the Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted a material fact or any fact necessary to make the statement contained therein not materially misleading.

                  SECTION 5.19. Solvency. The Company is, and after giving effect to the transactions contemplated under the Loan Documents will be, solvent.

                  SECTION 5.20. Security Interests. The Security Documents create valid security interests in the Collateral in favor of the Lender securing the Obligations and constitute perfected first priority security interests in the Collateral subject to no Liens other than Liens permitted by
Section 7.04.

                                   ARTICLE VI



                              AFFIRMATIVE COVENANTS



                  The Company covenants and agrees that on and after the date hereof and for so long as this Agreement is in effect and until the Obligations have been paid in full:

                  SECTION 6.01. Information Covenants. The Company will furnish to the Lender:

                  (a) As soon as available, and in any event within 45 days after the close of each of the first three quarters in each fiscal year of the Company, the consolidated and consolidating balance sheet of the Company and the Guarantor as of the end of such quarterly period and the related consolidated and consolidating statements of income and cash flows for such quarterly period and for the portion of the fiscal year ended at the end of such quarter, setting forth, in each case, comparative consolidated figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer or chief executive officer of the Company as fairly presenting in all material respects, the financial position of the Company and the Guarantor as of the end of such period and the results of their operations for the period then ended in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments.

                  (b) As soon as available, and in any event within 120 days after the close of each fiscal year of the Company, the audited consolidated and the unaudited consolidating balance sheets of the Guarantor and its subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders equity and cash flows for such fiscal year, setting forth, in each case, comparative figures for the preceding fiscal year and certified by KPMG Peat Marwick, L.L.P. or other independent certified public accountants of recognized national standing, whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Lender.

                  (c) Immediately after any Responsible Officer of the Company obtains knowledge thereof, notice of:

                  (i) any material violation of, noncompliance with, or remedial obligations under, Requirements of Environmental Laws,

                  (ii) any material Release or threatened material Release of Hazardous Materials affecting any property owned, leased or operated by the Company or any of its Subsidiaries,

                  (iii) any event or condition which constitutes a Default or an Event of Default,

                  (iv) any condition or event which, in the opinion of management of the Company, would reasonably be expected to have a Material Adverse Effect on the Company or the Guarantor,

                  (v) any Person having given any written notice to the Company or taken any other action with respect to a claimed material default or material adverse event under any material instrument or material agreement, and

                  (vi) the institution of any litigation which might reasonably be expected in the good faith judgment of the Company either to have a Material Adverse Effect or result in a final, non-appealable judgment or award in excess of $1,000,000.00 with respect to any single cause of action, or the institution of any litigation of any kind by any party against the Company.

then, a notice of such event or condition will be delivered to the Lender specifying the nature and period of existence thereof and specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition and, in the case of an Event of Default or Default, what action has been taken, is being taken or is proposed to be taken with respect thereto.

                  (vii) Any default or condition which threatens or constitutes a default by Harbor Financial Mortgage Corporation under the Fannie Mae Mortgage Selling and Servicing Agreement or any commitment relating thereto.

                  (d) At the time of the delivery of the financial statement provided for in Sections 6.01(a) and 6.01(b), a certificate of a Responsible Officer to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the action that is being taken or that is proposed to be taken with respect thereto, which certificate shall set forth the calculations required to establish whether the Company was in compliance with the provisions of Sections
7.10 and 7.11 as at the end of such fiscal period or year, as the case may be.

                  (e) Upon request by the Lender such audits of the Company's procedures and policies and operations in respect of Environmental Laws as the Lender may reasonably request.

                  (f) Promptly upon receipt thereof, a copy of any report or letter submitted to the Company by its independent accountants in connection with any regular or special audit of the Company's records.

                  (g) From time to time and with reasonable promptness, such other information or documents as the Lender may reasonably request.

                  SECTION 6.02. Books, Records and Inspections. The Company and the Guarantor will maintain, and will permit, or cause to be permitted, any Person designated by the Lender to visit and inspect any of the properties of the Company or the Guarantor, to examine the corporate books and financial records of the Company and the Guarantor and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any such corporations with the officers, employees and agents of the Company and the Guarantor and with their independent public accountants, all at such reasonable times and as often as the Lender may request. Such inspections shall be made as often as the Lender reasonably requests, and shall be at the expense of the Company up to $5,000.00 annually.

                  SECTION 6.03. Insurance and Maintenance of Properties. (a) The Company and the Guarantor will keep reasonably adequately insured by financially sound and reputable insurers all of its material property, which is of a character, and in amounts and against such risks, usually and reasonably insured by similar Persons engaged in the same or similar businesses, including, without limitation, insurance against fire, casualty and any other hazards normally insured against. The Company and the Guarantor will at all times maintain insurance against its liability for injury to Persons or property, which insurance shall be by financially sound and reputable insurers and in such amounts and form as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties, and shall annually provide the Lender a listing of all such insurance and such other certificates and other evidence thereof, as the Lender shall reasonably request. A listing of all presently existing policies of the Company and the Guarantor is attached hereto as Schedule 6.03.

                  (b) The Company will cause all of its material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all reasonably necessary repairs, renewals and replacements thereof, all as in the reasonable judgment of such Person may be reasonably necessary so that the business carried on in connection therewith may be properly conducted at all times.

                  (c) The Company will name the Lender as a loss payee on all of its insurance policies (other than public liability insurance policies).

                  SECTION 6.04. Payment of Taxes. The Company will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, except for such amounts that are being contested in good faith and by appropriate proceedings.

                  SECTION 6.05. Corporate Existence. The Company will do all things necessary to preserve and keep in full force and effect (a) its corporate existence and (b) unless the failure to do so would not have a Material Adverse Effect, the rights and franchises of the Company.

                  SECTION 6.06. Compliance with Statutes. The Company will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.07. ERISA. Immediately after any Responsible Officer of the Company or any of its Subsidiaries knows or has reason to know any of the following items are true the Company will deliver or cause to be delivered to the Lender a certificate of the chief financial officer of the Company setting forth details as to such occurrence and such action, if any, the Company or its ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company or its ERISA Affiliate with respect thereto; that a Reportable Event has occurred or that an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard; that a Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that any required contribution to a Plan or Multiemployer Plan has not been or may not be timely made; that proceedings may be or have been instituted under Section 4069(a) of ERISA to impose liability on the Company or an ERISA Affiliate or under Section 4042 of ERISA to terminate a Plan or appoint a trustee to administer a Plan; that the Company or any ERISA Affiliate has incurred or may incur any liability (including any contingent or secondary liability) on account of the termination of or withdrawal from a Plan or a Multiemployer Plan; and that the Company or an ERISA Affiliate may be required to provide security to a Plan under Section 401(a)(29) of the Code; or any other condition exists or may occur with respect to one or more Plans and/or Multiemployer Plans.

                  SECTION 6.08. Fidelity Bond. The Guarantor shall at all times during the term hereof maintain a fidelity bond in an amount not less than $2,000,000.00 per occurrence and $4,000,000.00 in the aggregate, net of any applicable deductible.


                                   ARTICLE VII



                               NEGATIVE COVENANTS



                  The Company covenants and agrees that, unless the Lender shall have otherwise given its written consent, on and after the date hereof and for so long as this Agreement is in effect and until the Indebtedness is paid in full.

                  SECTION 7.01. Change in Business. The Company will not engage in any businesses not of the same general type as those conducted by the Company on the Closing Date.

                  SECTION 7.02. Consolidation, Merger or Sale of Assets. The Company will not wind up, liquidate or dissolve their affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of their property or assets (other than sales of inventory and surplus or obsolete assets in the ordinary course of business provided that any disposal does not prejudice the Lender in any way), including the capital stock of any subsidiary, or purchase, lease or otherwise acquire (in one or a series of related transactions) all or any part of the property or assets of any Person or all of the capital stock of any Person. The Company will not permit any of its subsidiaries to wind up, liquidate or dissolve their affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of any capital stock of any subsidiary, or purchase, lease or otherwise acquire (in one or a series of related transactions) all or any part of the property or assets of any Person or all of the capital stock of any Person.

                  SECTION 7.03. Indebtedness. The Company will not create, incur, assume or permit to exist any indebtedness except:

                  (a)      Indebtedness existing hereunder;

                  (b) long term indebtedness or unsecured short term indebtedness not to exceed in the aggregate $5,000,000.00;

                  (c) guarantees of any indebtedness of any Person not to exceed in the aggregate $5,000,000.00 other than (e) below;

                  (d) $60,000,000.00 Capital Note from FirstCity Commercial Corporation to FirstCity Financial Corporation; and

                  (e) guarantee of indebtedness of FirstCity Commercial Corporation of Guarantor's debt to Bank of Scotland under a Revolving Credit Agreement dated 4/8/98.

                  SECTION 7.04. Liens. The Company will not create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets of any kind whether now owned or hereafter acquired (nor will they covenant with any other Person not to grant such a Lien to the Lender), except

                  (a) Liens existing on the Closing Date and listed on Schedule 7.04(a);

                  (b) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

                  (c) Liens securing long term indebtedness permitted under
Section 7.03(b) above; and

                  (d) any renewal, extension or replacement of any Lien referred to in subparagraph (a) above; provided, that no Lien arising or existing as a result of such extension, renewal or replacement shall be extended to cover any property not theretofore subject to the Lien being extended, renewed or replaced, and provided further, the principal amount of the indebtedness secured thereby shall not exceed the principal amount of the indebtedness so secured at the time of such extension, renewal or replacement.

                  SECTION 7.05. Intentionally omitted.

                  SECTION 7.06. Intentionally omitted.

                  SECTION 7.07. Change in Accounting. The Company will not change its method of accounting except for (a) immaterial changes permitted by GAAP in which the Company's auditors concur or (b) changes required by GAAP. The Company shall advise the Lender in writing promptly upon making any material change to the extent same is not disclosed in the financial statements required under Section 6.01 hereof.

                  SECTION 7.08. Intentionally omitted.

                  SECTION 7.09. Transactions with Affiliates. The Company will not, directly or indirectly, engage in any transaction with any Affiliate, including the purchase, sale or exchange of assets or the rendering of any service, except in the ordinary course of business or pursuant to the reasonable requirements of its business and, in each case, upon terms that are no less favorable than those which might be obtained in an arm's-length transaction at the time from non-Affiliates.

                  SECTION 7.10. Minimum Tangible Net Worth. The Company will not permit its Tangible Net Worth during the term hereof to be less than $5,000,000.00.

                  SECTION  7.11. Intentionally Omitted

                  SECTION 7.12 The Company shall not permit the sale by Harbor Financial Mortgage Corporation of the Servicing Rights related to the Mortgage Loans without the express written consent of Lender.

                                  ARTICLE VIII



                         EVENTS OF DEFAULT AND REMEDIES



                  SECTION 8.01. Events of Default. The following events shall constitute Events of Default ("Events of Default") hereunder:

                  (a) any installment of principal or payment of interest on the Note or any payment of any Fee shall not be paid on the date on which such payment is due and such failure is not remedied within five (5) days; or

                  (b) any representation or warranty made or, for purposes of
Article V, deemed made by the Company or the Guarantor herein or in any of the Loan Documents or other document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be; or

                  (c) the Company shall fail to perform or observe any duty or covenant contained in Article VII hereof; or

                  (d) the Company or the Guarantor shall fail to perform or observe any duty or covenant contained in this Agreement other than in Article VII, or in any of the Loan Documents, and such failure is not remedied within thirty (30) days; or

                  (e) the Company shall (i) fail to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any instrument of indebtedness allowed hereunder (other than the Note) outstanding beyond any period of grace provided with respect thereto or (ii) shall fail to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument of indebtedness in excess of $500,000.00, if such failure causes such obligations to become due prior to any stated maturity; or

                  (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of the Company or the Guarantor, or of a substantial part of the property or assets of the Company or the Guarantor, under Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or the Guarantor for a substantial part of the property or assets of the Company or the Guarantor or (iii) the winding-up or liquidation of the Company or the Guarantor; and such proceeding or petition shall continue undismissed for sixty 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (g) the Company or the Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (e) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or the Guarantor or for a substantial part of the property or assets of the Company or the Guarantor, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
(vii) take any action for the purpose of effecting any of the foregoing; or

                  (h) a judgment or order, which with other outstanding judgments and orders against the Company or the Guarantor equal or exceed $1,000,000.00 in the aggregate (to the extent not covered by insurance as to which the respective insurer has acknowledged coverage), shall be entered against the Company or the Guarantor and (i) within thirty (30) days after entry thereof such judgment shall not have been paid or discharged or execution thereof stayed pending appeal or, within thirty (30) days after the expiration of any such stay, such judgment shall not have been paid or discharged or (ii) any enforcement proceeding shall have been commenced (and not stayed) by any creditor or upon such judgment; or

                  (i) the occurrence of a change which has a Material Adverse Effect, in the opinion of the Lender, (A) in the financial condition, business or operations of the Company or the Guarantor (B) in the ability of the Company to make payment hereunder or under the Note or the right of the Lender to enforce any of its remedies to collect any amounts owing under the Loan Documents; or

                  (j) a Change of Control with respect to FirstCity Financial Corporation shall occur.

                  SECTION 8.02. Primary Remedies. In any such event, and at any time after the occurrence of any of the above described events, the Lender may, by written notice to the Company (a "Notice of Default") take any or all of the following actions to enforce any other rights it may have against the Company; provided, that if an Event of Default specified in Section 8.01(f) or Section 8.01(g) shall occur, the following shall occur automatically without the giving of any Notice of Default: (a) declare the principal of and any accrued and unpaid interest, and all obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, notice of demand or of dishonor and non-payment, protest, notice of protest, notice of intent to accelerate, declaration or notice of acceleration or any other notice of any kind, all of which are hereby waived by the Company; and (b) exercise any rights or remedies under any document securing any of the Loan Documents.

                  SECTION 8.03. Other Remedies. Upon the occurrence and during the continuance of any Event of Default and after a Notice of Default, the Lender may proceed to protect and enforce its rights, either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Loan Document or in aid of the exercise of any power granted in this Agreement or in any other Loan Document; or may proceed to enforce the payment of all amounts owing to the Lender under the Loan Documents and any accrued and unpaid interest thereon in the manner set forth herein or therein; it being intended that no remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise.


                                   ARTICLE IX



                                  MISCELLANEOUS



                  SECTION 9.01. Amendments. No amendment or waiver of any provision of this Agreement, the Note or any other Loan Document, nor consent to any departure by the Company herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company, as to amendments, and by the Lender in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 9.02. Notices. Except with respect to telephone notifications specifically permitted pursuant to Article II, all notices, consents, requests, approvals, demands and other communications provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, sent by overnight courier or delivered:

                  (a)      If to the Company:

                           FirstCity Commercial Corporation
                           P.O. Box 8216
                           6400 Imperial Drive
                           Waco, Texas 76714
                           Telecopy No: (817) 751-1208

                           Attention:       Mr. James C. Holmes

                  (b)      If to the Lender:

                           CFSC Capital Corp. XXX
                           6000 Clearwater Drive
                           Minnetonka, Minnesota 55343-9497
                           Telecopy No: (612) 984-3905

                           Attention:       Mr. Jeffrey A. Parker
                           with copies to:

                           Cargill Financial Services Corporation
                           6000 Clearwater Drive
                           Minnetonka, Minnesota 55343-9497
                           Telecopy No:  (612) 984-3898

                           Attention:       Ms. Laura H. Witte

or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties.

                  All communications shall, when mailed, telecopied or delivered, be effective when mailed by certified mail, return receipt requested to any party at its address specified above, or telecopied to any party to the telecopy number set forth above, or delivered personally to any party at its address specified above; provided, that communications to the Lender pursuant to
Article II shall not be effective until actually received by the Lender.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder, under the Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The remedies herein are cumulative and not exclusive of any other remedies provided by law, at equity or in any other agreement.

                  SECTION 9.04. Costs, Expenses and Taxes. The Company agrees to pay on demand: (a) all reasonable out-of-pocket costs and expenses of the Lender in connection with the preparation, execution and delivery of this Agreement, the Note, the other Loan Documents and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement, the Note and the other Loan Documents, and any modification, supplement or waiver of any of the terms of this Agreement or any other Loan Document, (b) all reasonable costs and expenses of the Lender and any other holder of an interest in the Note, and the Obligations of the Company hereunder and under the Loan Documents, including reasonable legal fees and expenses, in connection with a default or the enforcement of this Agreement, the Note and the other Loan Documents and (c) reasonable costs and expenses incurred in connection with third party professional services required by the Lender such as appraisers, environmental consultants, accountants or similar Persons; provided, that prior to any Event of Default hereunder, the Lender will first obtain the consent of the Company to such expense, which consent shall not be unreasonably withheld. Without prejudice to the survival of any other obligations of the Company hereunder and under the Note, the obligations of the Company under this Section shall survive the termination of this Agreement or the replacement of the Lender and the assignment of the Note.

                  SECTION 9.05. Indemnity. (a) The Company shall indemnify the Lender and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Company of the proceeds of any extension of credit hereunder or any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or any of the other Loan Documents, and the Company shall reimburse the Lender and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

                  (B) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS

THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED HEREUNDER OR THEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES: (I) ARISING OUT OF OR RESULTING FROM THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON OR (II) IMPOSED UPON SAID PARTY UNDER ANY THEORY OR STRICT LIABILITY. Without prejudice to the survival of any other obligations of the Company hereunder and under the other Loan Documents, the obligations of the Company under this Section shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations or the assignment of the Note.

                  SECTION 9.06. Right of Setoff. If any Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits held and other indebtedness owing by the Lender, or any Affiliate, to or for the credit or the account of the Company against any and all the Obligations of the Company now or hereafter existing under this Agreement and the other Loan Documents and other obligations of the Company held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement, its Note or the Obligations and although the Obligations may be unmatured. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

                  SECTION 9.07. Governing Law. This Agreement, the Note, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements executed by the Company and the Lender under the laws of the State of Minnesota and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of said state and of the United States of America. Without limitation of the foregoing, nothing in this Agreement, or in the Note or in any other Loan Document shall be deemed to constitute a waiver of any rights which the Lender may have under applicable federal legislation relating to the amount of interest which the Lender may contract for, take, receive or charge in respect of the Loan and the Loan Documents, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where the Lender is located.

                  SECTION 9.08. Interest. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Lender or charged, contracted for, reserved, taken or received by the Lender, for the use, forbearance or detention of the money to be loaned under this Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid, charged, contracted for, reserved, taken or received which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in the Note or any other Loan Document to the contrary notwithstanding, the Company shall not be required to pay unearned interest on the Note and the Company shall not be required to pay interest on the Obligations at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under the Note and such Loan Documents would exceed the Highest Lawful Rate, or if the holder of the Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under the Note and the other Loan Documents to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by the Company shall be reduced to the amount allowed under applicable law and (b) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall in the first instance be credited on the principal of the obligations of the Company (or if all such obligations shall have been paid in full, refunded to the Company). It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, reserved, taken, charged or received by the Lender under the Note and the Obligations and under the other Loan Documents are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate, and shall be made, to the extent permitted by usury laws applicable to the Lender, by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Note and this Agreement and all interest at any time contracted for, charged or received by the Lender in connection therewith.

                  SECTION 9.09. Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by the Company in connection herewith and the other Loan Documents shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents, the termination of the Loan Documents and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

                  SECTION 9.10. Successors and Assigns; Participations. (a) All covenants, promises and agreements by or on behalf of the Company or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. The Company may not assign or transfer any of its rights or obligations hereunder.

                  (b) The Lender may assign to or sell participations to one or more banks of all or a portion of its rights and obligations under this Agreement and the other Loan Documents; provided, that the participating banks or other entities shall be entitled to the cost protection provisions contained in Article II and Section 9.04 and the Company shall continue to deal solely and directly with the Lender in connection with its rights and obligations under this Agreement and the other Loan Documents. Except with respect to cost protections provided to a participant pursuant to this paragraph and the items listed in Section 9.01 hereof, no participant shall be a third party beneficiary of this Agreement nor shall it be entitled to enforce any rights provided to the Lender against the Company under this Agreement.

                  (c) With the prior written consent of the Company and the Lender (which consent shall not be unreasonably withheld), the Lender may assign to one or more other Eligible Assignees all or a portion of its interests, rights, and obligations under this Agreement and the other Loan Documents; provided, however, that (i) each such assignment shall be in a minimum principal amount of not less than $1,000,000.00 and shall be of a constant, and not a varying, percentage of all the Lender's rights and obligations under this Agreement, (ii) the parties to each such assignment shall execute and deliver to the Lender, for its acceptance, an Assignment and Acceptance in form and substance satisfactory to the Lender (an "Assignment and Acceptance") and the Note subject to such assignment and (iii) no assignment shall be effective until receipt by the Lender of a reasonable service fee in respect of said assignment equal to $2,000.00. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof unless otherwise agreed to by the Lender and the Eligible Assignee thereunder (x) the Eligible Assignee thereunder shall be a party hereto and to the other Loan Documents and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of the Lender hereunder and under the other Loan Documents and (y) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all of the remaining portion of the Lender's rights and obligations under this Agreement and the other Loan Documents, the Lender shall cease to be a party hereto).

                  (d) Notwithstanding any other provision herein, the Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to the Lender by or on behalf of the Company.

                  SECTION 9.11. Confidentiality. The Lender agrees to exercise its best efforts to keep any information delivered or made available by the Company to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by the Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (a) pursuant to subpoena or upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over the Lender, (c) which has been publicly disclosed, (d) to the extent reasonably required in connection with any litigation to which the Lender, the Company or its respective Affiliates may be a party, (e) to the extent reasonably required in connection with the exercise of any remedy hereunder, (f) to the Lender's legal counsel and independent auditors and (g) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section. The Lender will promptly notify the Company of any information that it is required or requested to deliver pursuant to clause (b) or (c) of this Section and, if the Company is a party to any such litigation, clause (e) of this Section .

                  SECTION 9.12. Separability. Should any clause, sentence, paragraph or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

                  SECTION 9.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 9.14. Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

                    (i) the singular number includes the plural number and vice versa;

                    (ii) reference to any gender includes each other gender;

                    (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                    (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Agreement;

                    (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to the Note or other note includes the Note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

                    (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                    (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

                    (viii) with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding"; and

                    (ix) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

                  (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                  SECTION 9.15. SUBMISSION TO JURISDICTION. (A) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF MINNESOTA, IN HENNEPIN COUNTY OR ELSEWHERE OR OF THE UNITED STATES FOR THE DISTRICT OF MINNESOTA AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.



                  (B) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.



                  SECTION 9.16. WAIVER OF JURY TRIAL. THE COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM OR RELATING TO ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES,

TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.



                  SECTION 9.17. FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO), THE NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


  FIRSTCITY COMMERCIAL  CORPORATION

  By:   /s/ James C. Holmes
        -----------------------------
  Name: James C. Holmes
  Title: Senior Vice President



  CFSC CAPITAL CORP. XXX


  By:   /s/ Jeffery D. Leu
        -----------------------------
  Name: Jeffery D. Leu
  Title: President

                                  Exhibit 2.02

                                 Exhibit 5.04

                                 Exhibit 7.04(a)

                                  Exhibit 5.06




                                      None

                                  Exhibit 5.13

                                  Exhibit 5.15




                                      None

                                  Exhibit 6.03

                                 Exhibit 7.04(a)







                                       52